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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549



                                   FORM 8-K



                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



               Date of Report (Date of Earliest Event Reported):
                         JUNE 14, 1999 (May 28, 1999)

                     ------------------------------------

                        APPLIED VOICE RECOGNITION, INC.
            (Exact Name of Registrant as Specified in its Charter)

                                   DELAWARE
                (State or Other Jurisdiction of Incorporation)


                    0-23607                       76-0513154
                ----------------------------------------------
                 (Commission File                (IRS Employer
                     Number)                  Identification No.)


         4615 POST OAK PLACE, SUITE 111, HOUSTON, TEXAS           77027
            (Address of Principal Executive Offices)           (Zip Code)


                                (713) 621-5678
             (Registrant's telephone number, including area code)


                                      N/A
         (Former Name or Former Address, if Changed Since Last Report)
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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     As part of its continuing strategy to acquire existing traditional transcription companies, APPLIED VOICE RECOGNITION, INC., a Delaware corporation doing business as e-DOCS.net (the "Company"), acquired A WORD ABOVE, INC., a Texas Corporation ("A Word Above"), from Timothy E. Cook and Kay F. Cook in the form of a stock purchase. The acquisition was completed by the Company's wholly-owned subsidiary, e-DOCS Health Care Information Services, Inc., a Delaware corporation (the "Acquisition Sub"). A Word Above has been in business since January 1998, and specializes in providing transcription services to the healthcare industry in the Houston, Texas metropolitan area.

     Pursuant to the Stock Purchase Agreement (the "Agreement") the Company acquired all of the outstanding capital stock of A Word Above. The total purchase price consisted of: (i) $300,000 in cash, (ii) and $700,000 of the Company's Series 2 Preferred Stock, par value $.10 per share (the "Preferred Stock"). The Preferred Stock will issue in three equal annual installments with a stated value of approximately $233,333 each installment. These installments are payable on May 29, 2000, May 29, 2001, and May 29, 2002. The actual amount of these installments is subject to certain adjustments with respect to undisclosed liabilities and the actual value of A Word Above's accounts receivable on the closing date. In addition, the Company, through the Acquisition Sub, entered into an Employment Agreement with Kay F. Cook for a term expiring on May 28, 2001.

     The Preferred Stock carries an 8% cumulative dividend payable in cash or in additional shares of Preferred Stock at the Company's option. Dividends are payable quarterly and in arrears on the first day of each January, April, July and October commencing on July 1, 2000. Each share of the Preferred Stock when issued will be convertible, at any time, into a number of shares of Common Stock equal to (i) $100 per share of Preferred Stock being converted, plus any earned, but unpaid dividends, if any, divided by (ii) the greater of $1.00 per share or the average daily closing price of the Company's Common Stock for the thirty day period immediately preceding the effective date of any such conversion on the Over-The-Counter Bulletin Board. These shares of Preferred Stock are subject to automatic conversion if the Company undertakes an underwritten public offering with an aggregate market value of $10,000,000 or more. Any shares of the Preferred Stock may be redeemed, at the Company's option, after the third anniversary of the date of their issuance, at a redemption price of $100 per share plus any accrued but unpaid dividends. Except as otherwise required by the Delaware General Corporate Law, the holders of the Preferred Stock shall have no voting rights.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(1)  Financial Statements

     None.

(2)  Pro Forma Financial Statements

     None.

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(3)  Exhibits

The following exhibits are filed with this report on Form 8-K:

 2.1 Stock Purchase Agreement by and among Timothy E. Cook and Kay F. Cook, A Word Above, Inc. and e-DOCS Health Care Information Services, Inc. dated May 28, 1999.

 3.1 Series 2 Preferred Stock Certificate of Designation (Incorporated herein by reference to Exhibit 3.1 to the Company's Form 8-K filed on January 15, 1999.)

10.1 Employment Agreement by and between the Company and Kay F. Cook date May 28, 1999.



                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    APPLIED VOICE RECOGNITION, INC.


June 14, 1999                              /S/ RICHARD A. CABRERA
                                     -----------------------------------
                                              Richard A. Cabrera,
                                         Chief Financial Officer and
                                                  Secretary

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